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                                                                EXHIBIT 14(b)


                         INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Directors of The Hanover Funds, Inc.:

We consent to the use of our report dated January 20, 1995 with respect to the financial statements and financial highlights of the following portfolios of The Hanover Funds, Inc. incorporated herein by reference:

- The 100% U.S. Treasury Securities Money Market Fund -- the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the two-years then ended and financial highlights for the three-years then ended and for the period from July 1, 1991 (commencement of operations) to November 30, 1991;

- The U.S. Treasury Money Market Fund -- the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the two-years then ended and financial highlights for the two-years then ended and for the period from October 1, 1992 (commencement of operations) to November 30, 1992;

- The Government Money Market Fund -- the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the two-years then ended and financial highlights for the five-years then ended;

- The Cash Management Fund -- the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the two-years then ended and financial highlights for the five-years then ended;

- The Tax Free Money Market Fund -- the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the two-years then ended and financial highlights for the five-years then ended;

- The New York Tax Free Money Market Fund -- the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the two-years then ended and financial highlights for the five-years then ended.

We also consent to the references to our firm under the headings "Financial Highlights" and "Financial Statements and Experts" in the Prospectus.


                                          /s/ KPMG PEAT MARWICK LLP
New York, New York
December 29, 1995